Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement Nos. 333-277160 on Form S-3 and Registration Statement Nos. 333-85818, 333-85820, 333-85822, 333-85824, 333-85828, 333-85830, 333-108046, 333-120293, 333-129011, 333-145459, 333-154522, 333-154523, 333-159336, 333-164230, 333-212998, 333-212999, 333-236539, and 333-279386 on Form S-8 of our report dated February 16, 2023, relating to the consolidated financial statements of Ilim S.A. and its subsidiaries (not included herein), appearing in the Annual Report on Form 10-K of International Paper Company for the year ended December 31, 2024.

/s/ /AO Business Solutions and Technologies/

Moscow, Russian Federation
February 21, 2025